NEWS RELEASE
www.homestreet.com/newsroom

HomeStreet, Inc. Schedules Year-End and Fourth Quarter 2019 Earnings Call for
Wednesday, January 22, 2020

SEATTLE, Wash. - December 19, 2019 - HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Wednesday, January 22, 2020 at 1:00 p.m. EST. Mark K. Mason, Chairman, President and CEO, and Mark Ruh, Executive Vice President and CFO, will discuss year-end and fourth quarter 2019 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10137552 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EST.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10137552.

The information to be discussed in the conference call will be available on the company's web site after market close on Tuesday, January 21, 2020.

About HomeStreet, Inc.
Now in its 99th year HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Investor contact:
Gerhard Erdelji, Investor Relations Officer
gerhard.erdelji@homestreet.com
206-515-4039

Media contact:
Michael Brandt
michael.brandt@homestreet.com
206-876-5506